EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
Media Contacts:
Melanie Backs, Melanie.L.Backs@aexp.com, +1.212.640.2164
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836

Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Kristy Ashmawy, Kristy.Ashmawy@aexp.com, +1.212.640.5574

AMERICAN EXPRESS ANNOUNCES RECORD FY 2024 REVENUE, UP 9%, OR 10% ON AN FX-ADJUSTED BASIS
FY 2024 EARNINGS PER SHARE INCREASED 25% TO $14.01
FY 2025 GUIDANCE FOR REVENUE GROWTH OF 8% TO 10% AND EPS OF $15.00 TO $15.50
COMPANY PLANS TO INCREASE QUARTERLY DIVIDEND BY 17% TO $0.82 PER COMMON SHARE

(Millions, except per share amounts, and where indicated)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2024	2023		2024	2023
Billed Business (Billions) FX-adjusted[1]	$408.4	$379.8 $376.7	8% 8%	$1,550.9	$1,459.6 $1,453.1	6% 7%
Total Revenues Net of Interest Expense FX-adjusted[1]	$17,179	$15,799 $15,644	9% 10%	$65,949	$60,515 $60,179	9% 10%
Net Income	$2,170	$1,933	12%	$10,129	$8,374	21%
Diluted Earnings Per Common Share (EPS)[2]	$3.04	$2.62	16%	$14.01	$11.21	25%
Full Year Adjusted EPS Excluding Transaction Gain[3]				$13.35	$11.21	19%
Average Diluted Common Shares Outstanding	704	726	(3)%	713	736	(3)%

New York – January 24, 2025 – American Express Company (NYSE: AXP) today reported full year net income of $10.1 billion, or $14.01 per share, compared with net income of $8.4 billion, or $11.21 per share, a year ago.
“2024 was another strong year for American Express. We delivered record revenues of $65.9 billion, up 10 percent on an FX-adjusted basis, record net income of $10.1 billion, and earnings per share of $14.01, up 25 percent year-over-year,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“We also saw record levels of annual Card Member spending, record net card fee revenues, and a record 13 million new card acquisitions, and we continued to add millions of merchant locations to our network globally. We exited the year with increased momentum, with billings growth accelerating to 8 percent in the fourth quarter, driven by stronger spending from our consumer and commercial customers during the holiday season. We maintained our best-in-class credit performance and disciplined expense management throughout the year.
“As we prepare to celebrate the 175th anniversary of American Express in March, we will continue to build on our history of growth and innovation by investing in our premium value propositions, coverage, marketing, technology, and talent. For the full year 2025, we expect revenue growth of between 8 to 10 percent and EPS in the range of $15.00 to $15.50, and we plan to increase our quarterly common stock dividend by 17 percent.
“I am confident that we can sustain our strong momentum over the long term, driven by the many attractive opportunities we see across our premium customer base, particularly with Millennial and Gen Z consumers and in key international markets, along with our operating expense leverage which enables us to continue investing at high levels to drive growth.”
Full Year 2024 Results
Consolidated total revenues net of interest expense for the full year were $65.9 billion, up 9 percent year-over-year, or 10 percent on an FX-adjusted basis. The increase was primarily driven by higher net interest income supported by growth in revolving loan balances, increased Card Member spending, and continued strong card fee growth.
Consolidated provisions for credit losses for the full year were $5.2 billion, compared with $4.9 billion a year ago. The increase reflected higher net write-offs driven by growth in Total loans and Card Member receivables, partially offset by a lower reserve build year-over-year. The full year net write-off rate was 2.0 percent, compared to 1.8 percent a year ago.4
Consolidated expenses for the full year were $47.9 billion, up 6 percent year-over-year. The increase primarily reflected higher variable customer engagement costs driven by higher Card Member spending and usage of travel-related benefits, as well as increased marketing investments, partially offset by lower operating expenses due to the gain on sale of Accertify in the second quarter.
The consolidated effective tax rate for the full year was 21.5 percent, up from 20.3 percent a year ago, primarily reflecting discrete tax benefits recognized in the prior year.
Fourth Quarter 2024 Results
For the fourth quarter of 2024, the company reported net income of $2.2 billion, or $3.04 per share, compared with net income of $1.9 billion, or $2.62 per share, a year ago.
Fourth quarter consolidated total revenues net of interest expense were $17.2 billion, up 9 percent year-over-year, or 10 percent on an FX-adjusted basis. The increase was primarily driven by strong Card Member spending, higher net interest income supported by growth in revolving loan balances, and accelerated card fee growth.
Consolidated provisions for credit losses were $1.3 billion, compared with $1.4 billion a year ago. The decrease reflected a lower net reserve build year-over-year, partially offset by higher net write-offs. The fourth quarter net write-off rate was 1.9 percent, compared to 2.0 percent a year ago.4
Consolidated expenses were $13.1 billion, up 11 percent year-over-year. The increase was driven by higher variable customer engagement costs and marketing investments, partially offset by a decrease in operating expenses.
The consolidated effective tax rate was 21.3 percent, down from 23.0 percent a year ago, primarily reflecting discrete tax charges in the prior year.
Planned Dividend Increase
The company plans to increase the regular quarterly dividend on its common shares outstanding by 17 percent, from $0.70 to $0.82 per share, beginning with the first quarter 2025 dividend declaration.
###

This earnings release should be read in conjunction with the company’s statistical tables for the fourth quarter 2024, which include information regarding our reportable operating segments, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss full year and fourth quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.
________________________________

1	As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
2
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $17 million and $14 million for the three months ended December 31, 2024 and 2023, respectively, and $76 million and $64 million for the years ended December 31, 2024 and 2023, respectively, and (ii) dividends on preferred shares of $14 million and $15 million for the three months ended December 31, 2024 and 2023, respectively, and $58 million for both years ended December 31, 2024 and 2023.

3	Adjusted diluted earnings per common share, a non-GAAP measure, excludes the $0.66 per share impact of the gain from the sale of Accertify, Inc. recognized in the second quarter of 2024. See Appendix I for a reconciliation to EPS on a GAAP basis. Management believes adjusted EPS is useful in evaluating the ongoing operating performance of the company.
4
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business Card Member loans and receivables (net write-off rates based on principal losses only are unavailable for corporate). We present a net write-off rate based on principal losses only to be consistent with industry convention. Net write-off rates including interest and fees are presented in the above-mentioned statistical tables available on the American Express Investor Relations website, as our practice is to include uncollectible interest and/or fees as part of our total provision for credit losses.

As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.
•Variable customer engagement costs represent the aggregate of Card Member rewards, business development, and Card Member services expenses.

###
About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, X.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate sustainability information: personal cards, business cards and services, travel services, gift cards, prepaid cards, merchant services, Business Blueprint, Resy, corporate card, business travel, corporate sustainability, and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2025 and long-term growth aspiration, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on January 24, 2025 (the Form 8-K Cautionary Note), which are incorporated by reference into this release. Those factors include, but are not limited to, the following:
•the company’s ability to achieve its 2025 earnings per common share (EPS) outlook and grow EPS in the future consistent with the company’s growth aspiration, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, coverage, marketing, technology and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs and the Form 8-K Cautionary Note, as well as the following: macroeconomic conditions, higher rates of unemployment, changes in interest rates, effects of inflation, tariffs, supply chain issues, energy costs and fiscal and monetary policies; geopolitical instability, hostilities and tensions, such as involving China and the U.S.; the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; impacts related to acquisitions, cobrand and other partner agreements, portfolio sales and joint ventures; and the impact of regulation and litigation, which may be heightened due to the uncertain regulatory environment and could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2025 revenue growth outlook and grow revenues net of interest expense in the future consistent with the company’s growth aspiration, which could be impacted by, among other things, the factors identified above and in the Form 8-K Cautionary Note, as well as the following: spending volumes and the spending environment not being consistent with expectations, including a decline in spending by U.S. small and mid-sized enterprise Card Members or slowdowns in U.S. consumer or international spending volumes; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh its card products, grow spending and lending with customers across age cohorts, including Millennial and Gen-Z customers, and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the effects of regulatory initiatives, including pricing and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or the perception of coverage; increased surcharging, steering, suppression or differential acceptance of the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates; and
•changes affecting the company’s plans regarding the return of capital to shareholders, including increasing the level of the dividend, which will depend on factors such as the company’s capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new rulemakings and guidance from the Federal Reserve and other banking regulators, including changes to regulatory capital requirements, such as from Basel III rulemaking; results of operations and financial condition; credit ratings and rating agency considerations; required company approvals; and the economic environment and market conditions in any given period.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2024 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.

(Preliminary)
American Express Company
Appendix I
Reconciliation of Adjusted EPS Excluding Transaction Gain
	Years Ended December 31,
	2024	2023	YoY% Inc/(Dec)
GAAP Diluted EPS	$14.01	$11.21	25%
Accertify Gain on Sale (pretax)	$0.74	$—
Tax Impact of Accertify Gain on Sale	$(0.08)	$—
Accertify Gain on Sale (after tax)	$0.66	$—
Adjusted Diluted EPS Excluding the Impact of Accertify Gain on Sale	$13.35	$11.21	19%